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                                 Exhibit 10.37

               AMENDMENT NO. 4 TO AMENDED AND RESTATED REDUCING
                      REVOLVING LOAN AGREEMENT AND WAIVER

          This Amendment No. 4 to Amended and Restated Reducing Revolving Loan Agreement and Waiver (this "Amendment") is entered into with reference to the Amended and Reducing Revolving Loan Agreement dated as of October 14, 1998 among Pinnacle Entertainment, Inc. (acting under its former name, Hollywood Park, Inc. and referred to herein as "Borrower"), the Banks party thereto, Societe Generale and Bank of Scotland, as Managing Agents, First National Bank of Commerce, as Co-Agent, and Bank of America, N.A. (under its former name, Bank of America National Trust and Savings Association), as Administrative Agent (the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms and in the Loan Agreement.

          Borrower and the Administrative Agent, acting with the consent of the Requisite Banks pursuant to Section 11.2 of the Loan Agreement, agree as
                                    ----
follows:

     1.   Section 6.14(d). Section 6.14(d) of the Loan Agreement is amended to
          ---------------  ---------------
read in full as follows:

     "(d)  Capital Expenditures (excluding capitalized interest, pre-opening
                                 ---------
     expenses and funds disbursed pursuant to community development agreements) for the acquisition of land for and construction of the Indiana Project not in excess of $205,000,000; provided that Borrower may not make any such
                                --------
     Capital Expenditures which, when added to all such Capital Expenditures previously made for the acquisition of land for and construction of the Indiana Project, would exceed $25,000,000 unless at least 20 Banking Days
                                               ------
     prior thereto, (i) Borrower furnishes to the Administrative Agent a detailed construction budget and timetable therefor, together with projected financial statements by Fiscal Quarter of Borrower and the Restricted Subsidiaries for the period extending one year beyond the scheduled completion date, (ii) Borrower engages Bank of America Construction Services Group (or a comparable firm reasonably acceptable to the Administrative Agent), at the expense of Borrower, to monitor construction of the Indiana Project and (iii) Borrower furnishes the Administrative Agent with a letter from Bank of America Construction Services Group (or such comparable firm) stating that it believes the construction budget and construction timetable are reasonable and feasible."

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     2.   Compliance with Section 6.11 of the Loan Agreement is hereby waived in respect of the Borrower complying with the Interest Coverage Ratio as of the last day of the Fiscal Quarter ending on December 31, 2000 and for the period during which such Fiscal Quarter ends; provided, however, Borrower shall not
                                       --------  -------
permit the Interest Coverage Ratio as of the last day of the Fiscal Quarter ending on December 31, 2000 or for the period during which such Fiscal Quarter ends to be less than the ratio of 1.50 to 1.00.

     3. Compliance with Section 7.1(e) of the Loan Agreement is hereby waived in respect of the Borrower delivering within 45 days after the commencement of the Fiscal Year beginning January 1, 2001 a budget and projection of the Borrower's statement of operations by Fiscal Quarter for the Fiscal Year 2001.

     4.   Representations and Warranties. Borrower represents and warrants that
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as of the date hereof and giving effect to this Amendment, no Default or Event of Default exists.

     5.   No Other Waivers. The waivers contained in Section 2 and Section 3 of
          ----------------
this Amendment are expressly limited to the facts and circumstances referred to therein and shall not operate as a waiver of or a consent to non-compliance with any other section of the Loan Agreement or any of the other Loan Documents. The waivers contained in Section 2 and Section 3 are only effective for the specific instances, for the specific purposes and for the specific period for which given.

     6.   Conditions Precedent. The effectiveness of this Amendment is
          --------------------
conditioned upon the receipt by the Administrative Agent of the following documents, each properly executed by a Responsible Official of each party thereto and dated as of the date hereof:

          (a)  Counterparts of this Amendment executed by all parties hereto;

          (b)  Written consent of the Requisite Banks as required under Section
11.2 of the Loan Agreement in the form of Exhibit A to this Amendment; and
----

          (c) Written consent of the Subsidiary Guarantors in the form of Exhibit B to this Amendment.

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     7.   Confirmation. In all respects, the terms of the Loan Agreement (as
          ------------
amended hereby) are hereby confirmed.

          IN WITNESS WHEREOF, Borrower and the Administrative Agent have executed this Amendment as of March 16, 2001 by their duly authorized representatives.

                           PINNACLE ENTERTAINMENT, INC.

                           By     /s/ Bruce C. Hinckley
                                  -------------------------------------
                                  Bruce C. Hinckley
                                  Chief Financial Officer


                           BANK OF AMERICA, N.A., as Administrative Agent

                           By     /s/ Janice Hammond
                                  -------------------------------------

                           Title  Vice President - Agency Specialist
                                  -------------------------------------

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